Exhibit 99.1

Horizon Therapeutics plc Reports Record Fourth-Quarter and Full-Year 2020

Financial Results; Announces Full-Year 2021 Guidance

-- Record Fourth-Quarter 2020 Net Sales of $745.3 Million Increased 105 Percent;

Fourth-Quarter 2020 GAAP Net Income of $190.6 Million; Adjusted EBITDA of $371.0 Million --

-- Record Full-Year 2020 Net Sales of $2.20 Billion Driven by 110 Percent Growth in the Orphan

Segment; Full-Year 2020 GAAP Net Income of $389.8 Million; Adjusted EBITDA of $998.7 Million --

-- TEPEZZA® (teprotumumab-trbw) Fourth-Quarter 2020 Net Sales of $343.7 Million;

Full-Year 2020 Net Sales of $820.0 Million, Significantly Exceeding Launch-Year Expectations;

Driving One of the Best Rare Disease Medicine Launches in History --

-- Record KRYSTEXXA® (pegloticase injection) Fourth-Quarter 2020 Net Sales of $128.9 Million;

Record Full-Year 2020 Net Sales of $405.9 Million, Representing Net Sales Growth of 19 Percent --

-- Full-Year 2021 Net Sales Guidance of $2.70 Billion to $2.80 Billion, Representing

25 Percent Growth at the Midpoint; Full-Year 2021 Adjusted EBITDA Guidance of

$1.14 Billion to $1.18 Billion, Representing 16 Percent Growth at the Midpoint --

-- Announced Viela Acquisition to Significantly Expand Development Pipeline with Four Candidates

Currently in Nine Development Programs and to Grow Rare Disease Medicines Portfolio with

UPLIZNA® (inebilizumab-cdon), a Recently Approved Biologic Medicine for a Rare Autoimmune Disease --

-- Submitted Prior Approval Supplement in January to the U.S. FDA to

Support a Return of TEPEZZA Supply to the Market --

-- Cash Position of $2.08 Billion at Dec. 31, 2020 --

DUBLIN – Feb. 24, 2021 – Horizon Therapeutics plc (Nasdaq: HZNP) today announced record fourth-quarter and full-year 2020 financial results and provided full-year 2021 net sales and adjusted EBITDA guidance.

“Our outperformance in 2020 capped off a breakthrough year for Horizon,” said Tim Walbert, chairman, president and chief executive officer, Horizon. “The launch of TEPEZZA, one of the most successful rare disease medicine launches ever, strengthened our position as one of the fastest growing biotech companies. Our recently announced agreement to acquire Viela further strengthens this position by adding a deep mid-stage biologics pipeline and an on-market rare disease biologic, UPLIZNA. This significant progress allows us to build on the value we provide to patients and our shareholders.”

Financial Highlights

(in millions except for per share amounts and percentages)	Q4 20	Q4 19	% Change	FY 20	FY 19	% Change
Net sales	$745.3	$363.5	105	$2,200.4	$1,300.0	69
Net income	190.6	592.8	(68)	389.8	573.0	(32)
Non-GAAP net income	298.5	116.6	156	857.6	390.2	120
Adjusted EBITDA	371.0	139.9	165	998.7	482.8	107

Earnings per share - diluted	0.82	2.84	(71)	1.81	2.90	(38)
Non-GAAP earnings per share - diluted	1.28	0.56	129	3.88	1.94	100

Fourth-Quarter and Recent Company Highlights

•

Pending Acquisition of Viela Bio, Inc.: On Jan. 31, 2021, the Company entered into a definitive agreement to acquire Viela, a biotechnology company with a deep, mid-stage biologics pipeline for autoimmune and severe inflammatory diseases, an experienced R&D team and UPLIZNA, a recently approved biologic medicine for a rare disease. The acquisition represents a significant step forward in advancing the Company’s strategy to expand its pipeline to accelerate long-term sustainable growth by adding four pipeline candidates currently in nine development programs. Per the agreement, the Company will acquire all of Viela’s common stock for $53.00 per share in cash, which represents a fully diluted equity value of approximately $2.67 billion, net of Viela’s cash and cash equivalents. The transaction is expected to close by the end of the first quarter of 2021.

•

TEPEZZA Supply Update: In January 2021, the Company submitted a prior approval supplement to the U.S. Food and Drug Administration (FDA) to support increased scale production of TEPEZZA drug product for the treatment of Thyroid Eye Disease (TED). The submission includes data to support more drug product output with each manufacturing slot than is currently approved by the FDA. The Company will continue to discuss potential additional data requirements and the approval timeline with the FDA. The Company continues to expect that the disruption could last through the first quarter of 2021. As previously announced on Dec. 17, 2020, this increased production scale became necessary due to government-mandated COVID-19 vaccine production orders pursuant to the Defense Production Act of 1950 (DPA) that dramatically reduced the number of drug product production slots available to Horizon at the Company’s drug product contract manufacturer of TEPEZZA.

•

Entered into Agreement with Halozyme to Develop a TEPEZZA Subcutaneous Formulation: On Nov. 21, 2020, the Company and Halozyme Therapeutics, Inc. entered into a global collaboration and license agreement for exclusive access to Halozyme’s ENHANZE® drug delivery technology for subcutaneous (SC) formulation of medicines targeting IGF-1R. The Company intends to use ENHANZE to develop a SC formulation of TEPEZZA, potentially shortening drug administration time, reducing healthcare practitioner time and offering additional flexibility and convenience for patients.

•

Completed Enrollment in KRYSTEXXA PROTECT Trial: In January 2021, the Company completed enrollment in the PROTECT open-label trial. The trial, which is evaluating KRYSTEXXA to improve the management of uncontrolled gout for adults with a kidney transplant, had a total enrollment of 20 patients. Results are expected in the fourth quarter of 2021. In October 2020, the Company announced interim data from the PROTECT trial that were encouraging with respect to the ability of KRYSTEXXA to treat uncontrolled gout in this very sensitive transplant population without compromising kidney function.

•

Announced Two New KRYSTEXXA Trials to Impact the Patient Experience and Broaden the Patient Population: The Company recently announced it is planning to initiate two new KRYSTEXXA trials in the first half of 2021. The KRYSTEXXA monthly dosing open-label trial is evaluating a monthly dosing regimen of KRYSTEXXA with methotrexate to treat people with uncontrolled gout. The current dosing schedule for KRYSTEXXA is every other week. The KRYSTEXXA retreatment open-label trial is evaluating KRYSTEXXA with methotrexate in patients who have previously failed on KRYSTEXXA. In addition, in October, the Company enrolled the first patient in its open-label shorter infusion duration trial, which is evaluating a shorter infusion duration of KRYSTEXXA with methotrexate. The current infusion time is two hours or longer.

•

New TEPEZZA Clinical Data Presented at Medical Meetings: New TEPEZZA data were presented at the virtual American Academy of Ophthalmology (AAO) Annual Meeting in November, including data from the OPTIC 48-week follow-up study and OPTIC-X clinical trial that demonstrated a durable response. In addition, case studies of 21 chronic TED patients who showed benefit after treatment with TEPEZZA were presented at the virtual Fall Symposium of the American Society of Ophthalmic Plastic and Reconstructive Surgery (ASOPRS) in November. This adds to the growing body of evidence supporting the use of TEPEZZA in chronic TED patients, with approximately 30 chronic TED patients across multiple case reports who have consistently demonstrated benefit.

•

KRYSTEXXA Immunomodulation RECIPE Trial Achieved 86 Percent Response Rate: In November, data were presented from the investigator-initiated RECIPE randomized controlled trial (RCT), evaluating the effect of co-administration of KRYSTEXXA with mycophenolate mofetil (MMF) to increase the complete response rate of KRYSTEXXA, with 86 percent of patients receiving KRYSTEXXA co-administered with MMF achieving the primary endpoint of serum uric acid (sUA) less than or equal to 6 mg/dL at 12 weeks, compared to 40 percent of placebo patients on KRYSTEXXA monotherapy (p-value 0.01). After 12 weeks off of MMF therapy but continuing on KRYSTEXXA therapy, 68 percent of patients achieved a sustained response, compared to 30 percent of placebo patients. The combination was well tolerated with no new safety signals. This trial adds to the growing body of evidence supporting the immunomodulation treatment approach where complete response rates have ranged between 70 and 100 percent.

•

Established Scholarship Endowments to Foster Equity in Education: In December, the Company announced that it provided $1 million to endow scholarships to be awarded to economically disadvantaged students and students of color at Howard University and in a joint health professionals program at Lake Forest College and Rosalind Franklin University. This adds to the Company’s efforts to combat racism and foster inclusion, which includes a $500,000 donation to community organizations that are addressing racial inequality and racism, as well as internal efforts within the Company to further embed inclusion, diversity, equity and allyship at all levels of the organization.

•

Received Continued Recognition as a Best Workplace: In 2020, the Company received 13 workplace-related recognitions, including six in the fourth quarter, reflecting the high level of engagement of its employees. Horizon was named to the following lists in the fourth quarter:

•	Fortune Best Small & Medium Workplaces™;

•	Great Place to Work’s 2020 Best Workplaces for Parents™;

•	National Association for Business Resources’ 2020 Best and Brightest Companies to Work For in the Nation®;

•	Chicago Tribune Top Workplaces 2020;

•	San Francisco Bay Area’s 2020 Best and Brightest Companies to Work For®; and

•	Dave Thomas Foundation for Adoption Best Adoption-Friendly Workplace™ list.

Key Research and Development Programs

•

HZN-825 Diffuse Cutaneous Systemic Sclerosis Program: HZN-825 is an LPAR1 antagonist in development for the treatment of diffuse cutaneous systemic sclerosis (dcSSc), a rare, chronic autoimmune disease marked by fibrosis, or skin thickening, with no FDA-approved treatment options. The Company expects to begin a Phase 2b pivotal trial in the first half of 2021 with the primary endpoint of forced vital capacity after 52 weeks of treatment.

•

HZN-825 Interstitial Lung Disease Program: As part of its strategy to further explore the potential fibrosis-mediating benefits of LPAR1 antagonism, in mid-2021, the Company expects to begin a Phase 2b pivotal trial with HZN-825 in idiopathic pulmonary fibrosis (IPF), the most common form of interstitial lung disease. IPF is a rare progressive lung disease with a median survival of less than five years with significant unmet need.

•

TEPEZZA Trial in Chronic TED: The Company expects to initiate a randomized, placebo-controlled trial of TEPEZZA in patients with chronic TED in the second quarter of 2021, assuming normalized supply of TEPEZZA. In chronic TED, the disease is no longer progressive; however, significant disease manifestations such as proptosis (eye bulging) and diplopia (double vision) remain. Although the prescribing information for TEPEZZA includes chronic TED patients, the Company is conducting the trial to generate clinical data to better inform payers and physicians about the use of TEPEZZA in chronic TED.

•

TEPEZZA Subcutaneous (SC) Administration Program: The Company has initiated a pharmacokinetic trial to explore SC dosing of TEPEZZA, which is currently administered by infusion. The objective of the trial is to inform the potential for additional administration options for TEPEZZA, which could provide greater flexibility for patients and physicians. The TEPEZZA SC administration program includes evaluating Halozyme’s ENHANZE drug delivery technology for a SC formulation of TEPEZZA, with initial early clinical work expected to begin in 2021.

•

TEPEZZA dcSSc Exploratory Trial: As part of its evaluation of additional potential indications for TEPEZZA, the Company is planning to initiate an exploratory trial in dcSSc by mid-2021, assuming normalized supply of TEPEZZA.

•

KRYSTEXXA MIRROR Randomized Controlled Trial: The Company is currently evaluating the efficacy and safety of the concomitant use of KRYSTEXXA with methotrexate to increase the complete response rate of KRYSTEXXA in the MIRROR RCT. The primary endpoint of the trial is the proportion of sUA responders (sUA of less than 6 mg/dL) at six months, with secondary endpoints out to 12 months. The registrational trial is designed to enable the submission of results to the FDA to potentially update the prescribing information. The MIRROR RCT follows the MIRROR open-label trial completed in 2019 that demonstrated a 79 percent complete response rate for patients using KRYSTEXXA with methotrexate, nearly double the 42 percent response rate in the KRYSTEXXA Phase 3 clinical program, which evaluated KRYSTEXXA alone. Methotrexate is the immunomodulator most used by rheumatologists and has been shown to reduce anti-drug antibody formation to biologic therapies when used in conjunction with these therapies.

•

KRYSTEXXA PROTECT Trial in Kidney Transplant Patients with Uncontrolled Gout: In January 2021, the Company completed enrollment of 20 patients in the PROTECT open-label trial, evaluating KRYSTEXXA to improve management of uncontrolled gout for adults with a kidney transplant. Kidney transplant patients have more than a tenfold increase in the prevalence of gout when compared to the general population, and literature suggests that persistently high sUA levels can be associated with organ rejection. Managing uncontrolled gout is one of the most common and significant unmet needs of kidney transplant patients.

•

KRYSTEXXA Shorter Infusion Duration Trial: In October 2020, the Company enrolled the first patient in its shorter infusion duration trial to evaluate the impact of administering KRYSTEXXA over a significantly shorter infusion duration. Currently, KRYSTEXXA is infused over a two-hour or longer timeframe. A shorter infusion duration administration could meaningfully impact the experience for patients, physicians and sites of care.

•

KRYSTEXXA Monthly Dosing Trial: The Company is planning to initiate an open-label trial evaluating a monthly dosing regimen of KRYSTEXXA with methotrexate to treat people with uncontrolled gout. The current dosing schedule for KRYSTEXXA is every other week. The goal of the trial is to explore whether a monthly dosing regimen can provide similar outcomes as the current dosing schedule. The trial is expected to initiate in the first half of 2021.

•

KRYSTEXXA Retreatment Trial: The Company is planning to initiate an open-label trial evaluating KRYSTEXXA with methotrexate in patients who have previously failed KRYSTEXXA. The goal of the trial is to evaluate whether patients can benefit from KRYSTEXXA with methotrexate after developing an immune response to KRYSTEXXA when taken alone. Patients who have previously failed on KRYSTEXXA have limited options available to address their uncontrolled gout. The trial is expected to initiate in the first half of 2021.

Fourth-Quarter Financial Results

Note: For additional detail and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please refer to the tables at the end of this release.

•	Net Sales: Fourth-quarter 2020 net sales were $745.3 million, an increase of 105 percent compared to the fourth quarter of 2019.

•

Gross Profit: Under U.S. GAAP, the fourth-quarter 2020 gross profit ratio was 78.2 percent compared to 73.9 percent in the fourth quarter of 2019. The non-GAAP gross profit ratio in the fourth quarter of 2020 was 87.1 percent compared to 90.0 percent in the fourth quarter of 2019.

•

Operating Expenses: Research and development (R&D) expenses were 9.5 percent of net sales and selling, general and administrative (SG&A) expenses were 37.2 percent of net sales. Non-GAAP R&D expenses were 5.2 percent of net sales, and non-GAAP SG&A expenses were 32.3 percent of net sales.

•	Income Tax Expense: In the fourth quarter of 2020, income tax expense on a GAAP and non-GAAP basis was $39.0 million and $61.6 million, respectively.

•	Net Income: On a GAAP basis in the fourth quarter of 2020, net income was $190.6 million. Fourth-quarter 2020 non-GAAP net income was $298.5 million.

•	Adjusted EBITDA: Fourth-quarter 2020 adjusted EBITDA was $371.0 million.

•

Earnings per Share: On a GAAP basis diluted earnings per share in the fourth quarter of 2020 and 2019 was $0.82 and $2.84, respectively. Non-GAAP diluted earnings per share in the fourth quarter of 2020 and 2019 was $1.28 and $0.56, respectively. Weighted average shares outstanding used for calculating GAAP and non-GAAP diluted earnings per share in the fourth quarter of 2020 were 232.9 million.

Fourth-Quarter Segment Results

Management uses net sales and segment operating income to evaluate the performance of the Company’s two segments, the orphan segment and the inflammation segment. While segment operating income contains certain adjustments to the directly comparable GAAP figures in the Company’s consolidated financial results, it is considered to be prepared in accordance with GAAP for purposes of presenting the Company’s segment operating results.

Orphan Segment

(in millions except for percentages)	Q4 20	Q4 19	% Change	FY 20	FY 19	% Change
TEPEZZA®	343.7	-	NM	820.0	-	NM
KRYSTEXXA®	128.9	110.7	16	405.9	342.4	19
RAVICTI®(1)	70.2	68.5	3	261.6	228.8	14
PROCYSBI®	47.3	40.8	16	170.1	161.9	5
ACTIMMUNE®	35.7	28.4	26	118.8	107.3	11
BUPHENYL®(1)	2.2	1.6	32	10.6	9.8	8
QUINSAIRTM	0.2	0.3	(25)	0.7	0.8	(15)

Orphan Net Sales	$628.2	$250.3	151	$1,787.7	$851.0	110

Orphan Segment Operating Income	$303.0	$83.3	264	$783.6	$263.3	198

(1)

On Oct. 27, 2020, the Company sold its rights to develop and commercialize RAVICTI® and BUPHENYL® in Japan to Medical Need Europe AB, part of the Immedica Group. The Company has retained the rights to RAVICTI and BUPHENYL in North America.

•

Fourth-quarter 2020 net sales of the orphan segment, the Company’s strategic growth segment, were $628.2 million, an increase of 151 percent over the prior year’s quarter, driven by the strong performance of TEPEZZA, KRYSTEXXA, PROCYSBI and ACTIMMUNE. The orphan segment represented 84 percent of total fourth-quarter net sales.

•	Fourth-quarter 2020 orphan segment operating income was $303.0 million, which includes significant investment spend associated with the commercial launch of TEPEZZA.

Inflammation Segment

(in millions except for percentages)	Q4 20	Q4 19	% Change	FY 20	FY 19	% Change
PENNSAID 2%®	51.1	57.0	(10)	178.0	200.8	(11)
DUEXIS®	38.3	26.3	45	125.3	115.7	8
RAYOS®	21.0	19.5	8	71.8	78.6	(9)
VIMOVO®(1)	6.7	10.4	(35)	37.6	52.1	(28)
MIGERGOT®(2)	-	-	NM	-	1.8	NM

Inflammation Net Sales	$117.1	$113.2	3	$412.7	$449.0	(8)

Inflammation Segment Operating Income	$66.9	$56.2	19	$212.1	$217.9	(3)

(1)	On Feb. 27, 2020, Dr. Reddy’s Laboratory initiated an at-risk launch of generic VIMOVO in the United States.
(2)	In June 2019, the Company divested the rights to MIGERGOT.

•	Fourth-quarter 2020 net sales of the inflammation segment were $117.1 million, and segment operating income was $66.9 million.

Cash Flow Statement and Balance Sheet Highlights

•	On a GAAP basis, operating cash flow in the fourth quarter of 2020 was $409.8 million. Non-GAAP operating cash flow was $411.2 million.

•	As of Dec. 31, 2020, the Company had cash and cash equivalents of $2.080 billion.

•

As of Dec. 31, 2020, the total principal amount of debt outstanding was $1.018 billion. As of Dec. 31, 2020, the gross-debt-to-last-12-months adjusted EBITDA leverage ratio was 1.0 times, compared to 2.9 times as of Dec. 31, 2019.

2021 Guidance

The Company expects full-year 2021 net sales to range between $2.70 billion and $2.80 billion, representing 25 percent growth at the midpoint. The Company expects TEPEZZA full-year 2021 net sales of greater than $1.275 billion and KRYSTEXXA full-year 2021 net sales of greater than $500 million. Full-year 2021 adjusted EBITDA is expected to range between $1.14 billion and $1.18 billion, representing 16 percent growth at the midpoint. The Company’s guidance assumes FDA approval of the increased scale drug product manufacturing process of TEPEZZA and the successful completion of future committed manufacturing slots for TEPEZZA and does not reflect the potential impact of the operations of Viela following the close of the acquisition, which is expected to occur by the end of first quarter of 2021, and which would result in an expected reduction of full-year 2021 adjusted EBITDA of approximately $140 million.

Webcast

At 8 a.m. EST / 1 p.m. IST today, the Company will host a live webcast to review its financial and operating results and provide a general business update. The live webcast and a replay may be accessed at http://ir.horizontherapeutics.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. A replay of the webcast will be available approximately two hours after the live webcast.

About Horizon

Horizon is focused on researching, developing and commercializing medicines that address critical needs for people impacted by rare and rheumatic diseases. Our pipeline is purposeful: we apply scientific expertise and courage to bring clinically meaningful therapies to patients. We believe science and compassion must work together to transform lives. For more information on how we go to incredible lengths to impact lives, please visit www.horizontherapeutics.com and follow us on Twitter, LinkedIn, Instagram and Facebook.

Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are used and provided by Horizon as non-GAAP financial measures. Horizon provides certain other financial measures such as non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit and gross profit ratio, non-GAAP operating expenses, non-GAAP operating income, non-GAAP tax rate and non-GAAP operating cash flow, each of which include adjustments to GAAP figures. These non-GAAP measures are intended to provide additional information on Horizon’s performance, operations, expenses, profitability and cash flows. Adjustments to Horizon’s GAAP figures as well as EBITDA exclude acquisition and/or divestiture-related expenses, charges related to the discontinuation of ACTIMMUNE development for Friedreich’s ataxia, gain or loss from divestiture, gain or loss from sale of assets, upfront, progress and milestone payments related to license and collaboration agreements, litigation settlements, loss on debt extinguishment, costs of debt refinancing, drug manufacturing harmonization costs, restructuring and realignment costs, the income tax effect on pre-tax non-GAAP adjustments and other non-GAAP income tax adjustments, as well as non-cash items such as share-based compensation, depreciation and amortization, non-cash interest expense, long-lived asset impairment charges and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon maintains an established non-GAAP cost policy that guides the determination of what costs will be excluded in non-GAAP measures. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial and operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s historical and expected 2021 financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. For example, adjusted EBITDA is used by Horizon as one measure of management performance under certain incentive compensation arrangements. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon has not provided a reconciliation of its full-year 2021 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items such as acquisition/divestiture-related expenses and share-based compensation that are a component of net income (loss) cannot be reasonably projected due to the significant impact of changes in Horizon’s stock price, the variability associated with the size or timing of acquisitions/divestitures and other factors. These components of net income (loss) could significantly impact Horizon’s actual net income (loss).

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon’s full-year 2021 net sales and adjusted EBITDA guidance; expected financial performance and operating results in future periods, including potential growth in net sales of certain of Horizon’s medicines; the acquisition of Viela Bio, Inc. and the benefits and other impacts thereof; development and commercialization plans; expected timing of clinical trials, studies and regulatory submissions; potential market opportunity for and benefits of Horizon’s medicines and medicine candidates; and business and other statements that are not historical facts. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon’s actual future financial and operating results may differ from its expectations or goals; Horizon’s ability to grow net sales from existing medicines; impacts of the COVID-19 pandemic and actions taken to slow its spread, including impacts on supplies and net sales of Horizon’s medicines and potential delays in clinical trials; risks associated with acquisitions, such as the risk that closing conditions will not be satisfied, that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; the availability of coverage and adequate reimbursement and pricing from government and third-party payers; risks relating to Horizon’s ability to successfully implement its business strategies; risks inherent in developing novel medicine candidates and existing medicines for new indications; risks associated with regulatory approvals; risks in the ability to recruit, train and retain qualified personnel; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon operates and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon’s filings and reports with the SEC. Horizon undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information.

Contacts:

Investors:	U.S. Media:
Tina Ventura	Geoff Curtis
Senior Vice President,	Executive Vice President,
Investor Relations	Corporate Affairs & Chief Communications Officer
investor-relations@horizontherapeutics.com	media@horizontherapeutics.com

Ruth Venning	Ireland Media:
Executive Director,	Ray Gordon
Investor Relations	Gordon MRM
investor-relations@horizontherapeutics.com	ray@gordonmrm.ie

Horizon Therapeutics plc

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(Unaudited)
Net sales	$745,314	$363,545	$2,200,429	$1,300,029
Cost of goods sold	162,289	94,921	532,695	362,175

Gross profit	583,025	268,624	1,667,734	937,854

OPERATING EXPENSES:
Research and development	70,881	28,558	209,364	103,169
Selling, general and administrative	276,956	185,391	973,227	697,111
(Gain)/Loss on sale of assets	(4,883)	—	(4,883)	10,963

Total operating expenses	342,954	213,949	1,177,708	811,243

Operating income	240,071	54,675	490,026	126,611

OTHER EXPENSE, NET:
Interest expense, net	(11,516)	(17,098)	(59,616)	(87,089)
Loss on debt extinguishment	—	—	(31,856)	(58,835)
Foreign exchange (loss) gain	(603)	58	(297)	33
Other income (expense), net	1,597	(751)	3,388	(944)

Total other expense, net	(10,522)	(17,791)	(88,381)	(146,835)

Income (Loss) before expense (benefit) for income taxes	229,549	36,884	401,645	(20,224)
Expense (benefit) for income taxes	38,992	(555,885)	11,849	(593,244)

Net income	$190,557	$592,769	$389,796	$573,020

Net income per ordinary share - basic	$0.86	$3.16	$1.91	$3.13

Weighted average ordinary shares outstanding - basic	220,929,626	187,421,561	203,967,246	182,930,109

Net income per ordinary share - diluted	$0.82	$2.84	$1.81	$2.90

Weighted average ordinary shares outstanding - diluted	232,886,942	210,953,579	215,308,768	205,224,221

Horizon Therapeutics plc

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	As of
	December 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,079,906	$1,076,287
Restricted cash	3,573	3,752
Accounts receivable, net	659,701	408,685
Inventories, net	75,283	53,802
Prepaid expenses and other current assets	251,945	143,577

Total current assets	3,070,408	1,686,103

Property and equipment, net	189,037	30,159
Developed technology and other intangible assets, net	1,782,962	1,702,628
Goodwill	413,669	413,669
Deferred tax assets, net	560,841	555,165
Other assets	55,699	48,310

Total assets	$6,072,616	$4,436,034

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$37,710	$21,514
Accrued expenses	485,567	235,234
Accrued trade discounts and rebates	352,463	466,421

Total current liabilities	875,740	723,169

LONG-TERM LIABILITIES:
Exchangeable Senior Notes, net	—	351,533
Long-term debt, net	1,003,379	1,001,308
Deferred tax liabilities, net	66,474	94,247
Other long-term liabilities	101,672	80,328

Total long-term liabilities	1,171,525	1,527,416

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 nominal value; 600,000,000 shares authorized at December 31, 2020 and December 31, 2019; 221,721,674 and 188,402,040 shares issued at December 31, 2020 and December 31, 2019, respectively, and 221,337,308 and 188,017,674 shares outstanding at December 31, 2020 and December 31, 2019, respectively	22	19
Treasury stock, 384,366 ordinary shares at December 31, 2020 and December 31, 2019	(4,585)	(4,585)
Additional paid-in capital	4,245,945	2,797,602
Accumulated other comprehensive loss	(145)	(1,905)
Accumulated deficit	(215,886)	(605,682)

Total shareholders’ equity	4,025,351	2,185,449

Total liabilities and shareholders’ equity	$6,072,616	$4,436,034

Horizon Therapeutics plc

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$190,557	$592,769	$389,796	$573,020
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	69,545	59,821	279,451	237,157
Equity-settled share-based compensation	32,793	24,149	146,627	91,215
Acquired in-process research and development expense	30,000	—	77,517	—
Loss on debt extinguishment	—	—	31,856	58,835
Amortization of debt discount and deferred financing costs	615	5,533	12,640	22,602
(Gain)/Loss on sale of assets	(4,883)	—	(4,883)	10,963
Deferred income taxes	(25,412)	(573,840)	(33,453)	(565,537)
Foreign exchange and other adjustments	728	2	1,812	574
Changes in operating assets and liabilities:
Accounts receivable	46,219	(11,996)	(251,173)	56,166
Inventories	1,878	4,737	(21,451)	(3,268)
Prepaid expenses and other current assets	(31,562)	(708)	(114,788)	(72,763)
Accounts payable	(1,694)	(5,385)	16,015	(8,723)
Accrued trade discounts and rebates	29,560	61,832	(113,991)	8,591
Accrued expenses	57,791	30,379	114,621	19,788
Deferred revenues	—	—	—	(4,901)
Other non-current assets and liabilities	13,682	4,087	25,092	2,613

Net cash provided by operating activities	409,817	191,380	555,688	426,332

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(36,453)	(6,532)	(169,852)	(17,857)
Payments for long-term investments, net	(4,377)	—	(13,314)	—
Proceeds from sale of assets	5,400	—	5,400	6,000
Payments for acquisitions	—	—	(262,305)	—
Change in escrow deposit for property purchase	—	(6,000)	6,000	(6,000)
Payment related to license agreement	(30,000)	—	(30,000)	—

Net cash used in investing activites	(65,430)	(12,532)	(464,071)	(17,857)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of senior notes	—	—	—	590,057
Repayment of senior notes	—	—	(1,739)	(814,420)
Net proceeds from the issuance of ordinary shares	(209)	—	919,786	326,793
Repayment of term loans	—	(418,026)	—	(1,336,207)
Net proceeds from term loans	—	418,026	—	935,404
Contingent consideration proceeds from divestiture	—	—	—	3,297
Proceeds from the issuance of ordinary shares in conjunction with ESPP program	8,189	5,849	16,168	11,317
Proceeds from the issuance of ordinary shares in connection with stock option exercises	2,870	8,646	36,869	24,882
Payment of employee withholding taxes relating to share-based awards	(6,753)	(2,109)	(66,505)	(31,569)

Net cash provided by (used in) financing activities	4,097	12,386	904,579	(290,446)

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	6,019	1,095	7,244	(107)

Net increase in cash, cash equivalents and restricted cash	354,503	192,329	1,003,440	117,922
Cash, cash equivalents and restricted cash, beginning of the period(1)	1,728,976	887,710	1,080,039	962,117

Cash, cash equivalents and restricted cash, end of the period(1)	$2,083,479	$1,080,039	$2,083,479	$1,080,039

(1)	Amounts include restricted cash balance in accordance with ASU No. 2016-18. Cash and cash equivalents excluding restricted cash are shown on the balance sheet.

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Net Income and Earnings Per Share (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
GAAP net income	$190,557	$592,769	$389,796	$573,020
Non-GAAP adjustments:
Acquisition/divestiture-related costs	1,900	942	49,196	3,556
Restructuring and realignment costs	(141)	204	(141)	237
Amortization and step-up:
Intangible amortization expense	64,471	57,662	255,148	230,424
Inventory step-up expense	—	—	—	89
Amortization of debt discount and deferred financing costs	615	5,533	12,640	22,602
Impairment of long-lived assets	641	—	1,713	—
(Gain)/Loss on sale of assets	(4,883)	—	(4,883)	10,963
Share-based compensation	32,793	24,149	146,627	91,215
Depreciation	5,074	2,159	24,303	6,733
Litigation settlements	—	—	—	1,000
Upfront, progress and milestone payments related to license and collaboration agreements	30,000	—	33,000	9,073
Fees related to refinancing activities	—	855	54	2,292
Loss on debt extinguishment	—	—	31,856	58,835
Drug substance harmonization costs	59	63	542	457
Charges relating to discontinuation of Friedreich’s ataxia program	—	(145)	—	1,076

Total of pre-tax non-GAAP adjustments	130,529	91,422	550,055	438,552
Income tax effect of pre-tax non-GAAP adjustments	(22,631)	(14,277)	(102,753)	(66,568)
Other non-GAAP income tax adjustments	—	(553,334)	20,541	(554,786)

Total of non-GAAP adjustments	107,898	(476,189)	467,843	(182,802)

Non-GAAP Net Income	$298,455	$116,580	$857,639	$390,218

Non-GAAP Earnings Per Share:

Weighted average ordinary shares - Basic	220,929,626	187,421,561	203,967,246	182,930,109

Non-GAAP Earnings Per Share - Basic:
GAAP earnings per share - Basic	$0.86	$3.16	$1.91	$3.13
Non-GAAP adjustments	0.49	(2.54)	2.29	(1.00)

Non-GAAP earnings per share - Basic	$1.35	$0.62	$4.20	$2.13

Non-GAAP Net Income	$298,455	$116,580	$857,639	$390,218
Effect of assumed exchange of Exchangeable Senior Notes, net of tax	—	1,875	3,789	7,500

Numerator - non-GAAP Net Income	$298,455	$118,455	$861,428	$397,718

Weighted average ordinary shares - Diluted
Weighted average ordinary shares - Basic	220,929,626	187,421,561	203,967,246	182,930,109
Ordinary share equivalents	11,957,316	23,532,018	18,203,897	22,294,112

Denominator - weighted average ordinary shares – Diluted	232,886,942	210,953,579	222,171,143	205,224,221

Non-GAAP Earnings Per Share - Diluted
GAAP earnings per share - Diluted	$0.82	$2.84	$1.81	$2.90
Non-GAAP adjustments	0.46	(2.28)	2.07	(0.96)
Diluted earnings per share effect of ordinary share equivalents	—	—	—	—

Non-GAAP earnings per share - Diluted	$1.28	$0.56	$3.88	$1.94

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

EBITDA (Unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
GAAP net income	$190,557	$592,769	$389,796	$573,020
Depreciation	5,074	2,159	24,303	6,733
Amortization and step-up:
Intangible amortization expense	64,471	57,662	255,148	230,424
Inventory step-up expense	—	—	—	89
Interest expense, net (including amortization of debt discount and deferred financing costs)	11,516	17,098	59,616	87,089
Expense (Benefit) for income taxes	38,992	(555,885)	11,849	(593,244)

EBITDA	$310,610	$113,803	$740,712	$304,111

Other non-GAAP adjustments:
Acquisition/divestiture-related costs	1,900	942	49,196	3,556
Restructuring and realignment costs	(141)	204	(141)	237
Impairment of long-lived assets	641	—	1,713	—
(Gain)/Loss on sale of assets	(4,883)	—	(4,883)	10,963
Share-based compensation	32,793	24,149	146,627	91,215
Litigation settlements	—	—	—	1,000
Upfront, progress and milestone payments related to license and collaboration agreements	30,000	—	33,000	9,073
Fees related to refinancing activities	—	855	54	2,292
Loss on debt extinguishment	—	—	31,856	58,835
Drug substance harmonization costs	59	63	542	457
Charges relating to discontinuation of Friedreich’s ataxia program	—	(145)	—	1,076

Total of other non-GAAP adjustments	60,369	26,068	257,964	178,704

Adjusted EBITDA	$370,979	$139,871	$998,676	$482,815

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Operating Income (Unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
GAAP operating income	$240,071	$54,675	$490,026	$126,611
Non-GAAP adjustments:
Acquisition/divestiture-related costs	1,816	(200)	49,232	1,032
Restructuring and realignment costs	(141)	204	(141)	237
Amortization and step-up:
Intangible amortization expense	64,471	57,662	255,148	230,424
Inventory step-up expense	—	—	—	89
Impairment of long-lived assets	641	—	1,713	—
(Gain)/Loss on sale of assets	(4,883)	—	(4,883)	10,963
Share-based compensation	32,793	24,149	146,627	91,215
Depreciation	5,074	2,159	24,303	6,733
Litigation settlements	—	—	—	1,000
Upfront, progress and milestone payments related to
license and collaboration agreements	30,000	—	33,000	9,073
Fees related to refinancing activities	—	855	54	2,292
Drug substance harmonization costs	59	63	542	457
Charges relating to discontinuation of Friedreich’s ataxia program	—	(145)	—	1,076

Total of non-GAAP adjustments	129,830	84,747	505,595	354,591

Non-GAAP operating income	$369,901	$139,422	$995,621	$481,202

Orphan segment operating income	302,975	83,252	783,560	263,347
Inflammation segment operating income	66,926	56,170	212,061	217,855

Total segment operating income	$369,901	$139,422	$995,621	$481,202
Foreign exchange (loss)/gain	(603)	58	(297)	33
Other income, net	1,681	391	3,352	1,580

Adjusted EBITDA	$370,979	$139,871	$998,676	$482,815

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Gross Profit and Operating Cash Flow (Unaudited)

(in thousands, except percentages)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Non-GAAP Gross Profit:
GAAP gross profit	$583,025	$268,624	$1,667,734	$937,854
Non-GAAP gross profit adjustments:
Acquisition/divestiture-related costs	—	—	—	1,115
Intangible amortization expense	64,267	57,458	254,337	229,614
Inventory step-up expense	—	—	—	89
Share-based compensation	1,660	927	7,203	3,818
Depreciation	(96)	155	339	630
Drug substance harmonization costs	59	63	542	457
Charges relating to discontinuation of Friedreich’s ataxia program	—	(145)	—	1,076

Total of Non-GAAP adjustments	65,890	58,458	262,421	236,799

Non-GAAP gross profit	$648,915	$327,082	$1,930,155	$1,174,653

GAAP gross profit %	78.2%	73.9%	75.8%	72.1%
Non-GAAP gross profit %	87.1%	90.0%	87.7%	90.4%

GAAP cash provided by operating activities	$409,817	$191,380	$555,688	$426,332
Cash payments for acquisition/divestiture-related costs	1,084	—	1,164	583
Cash payments for restructuring and realignment costs	—	200	189	3,464
Cash payments for litigation settlements	—	—	—	1,000
Cash payments for upfront, progress and milestone payments related to license and collaboration agreement	—	—	—	9,073
Cash payments drug substance harmonization costs	252	67	542	1,052
Cash payments for discontinuation of Friedreich’s ataxia program	—	—	—	2,589
Cash payments relating to refinancing activities	—	369	73	2,287

Non-GAAP operating cash flow	$411,153	$192,016	$557,656	$446,380

Horizon Therapeutics plc

GAAP to Non-GAAP Tax Rate Reconciliation (Unaudited)

(in millions, except percentages and per share amounts)

	Q4 2020
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported - GAAP	$229.5	$39.0	17.0%	$190.6	$0.82
Non-GAAP adjustments	130.5	22.6		107.9

Non-GAAP	$360.1	$61.6	17.1%	$298.5	$1.28

	Q4 2019
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported - GAAP	$36.9	$(555.9)	(1507.0)%	$592.8	$2.84
Non-GAAP adjustments	91.4	567.6		(476.2)

Non-GAAP	$128.3	$11.7	9.1%	$116.6	$0.56

	FY 2020
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported - GAAP	$401.6	$11.8	3.0%	$389.8	$1.81
Non-GAAP adjustments	550.1	82.2		467.8

Non-GAAP	$951.7	$94.1	9.9%	$857.6	$3.88

	FY 2019
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported - GAAP	$(20.2)	$(593.2)	2933.0%	$573.0	$2.90
Non-GAAP adjustments	438.6	621.4		(182.8)

Non-GAAP	$418.3	$28.2	6.7%	$390.2	$1.94

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended December 31, 2020

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Loss/(Gain) on Sale of Assets	Interest Expense	Other Expense	Income Tax Benefit (Expense)
GAAP as reported	$(162,289)	$(70,881)	$(276,956)	$4,883	$(11,516)	$1,597	$(38,992)
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	—	(141)	1,957	—	—	84	—
Restructuring and realignment costs(2)	—	—	(141)	—	—	—	—
Amortization and step-up:
Intangible amortization expense(3)	64,267	—	204	—	—	—	—
Amortization of debt discount and deferred financing costs(4)	—	—	—	—	615	—	—
Impairment of long lived assets(5)	—	—	641	—	—	—	—
(Gain)/Loss on sale of assets(6)	—	—	—	(4,883)	—	—	—
Share-based compensation(7)	1,660	2,592	28,541	—	—	—	—
Depreciation(8)	(96)	32	5,138	—	—	—	—
Upfront, progress and milestone payments related to license and collaboration agreements(9)	—	30,000	—	—	—	—	—
Drug substance harmonization costs(10)	59	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments (11)	—	—	—	—	—	—	(22,631)

Total of non-GAAP adjustments	65,890	32,483	36,340	(4,883)	615	84	(22,631)

Non-GAAP	$(96,399)	$(38,398)	$(240,616)	$—	$(10,901)	$1,681	$(61,623)

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended December 31, 2019

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Interest Expense	Other Income, net	Income Tax Benefit (Expense)
GAAP as reported	$(94,921)	$(28,558)	$(185,391)	$(17,098)	$(751)	$555,885
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	—	(184)	(19)	—	1,145	—
Restructuring and realignment costs(2)	—	—	204	—	—	—
Amortization and step-up:
Intangible amortization expense(3)	57,458	—	204	—	—	—
Amortization of debt discount and deferred financing costs(4)	—	—	—	5,533	—	—
Share-based compensation(7)	927	2,186	21,036	—	—	—
Depreciation(8)	155	13	1,991	—	—	—
Fees related to refinancing activities (12)	—	—	855	—	—	—
Drug substance harmonization costs(10)	63	—	—	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(13)	(145)	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(11)	—	—	—	—	—	(14,277)
Other non-GAAP income tax adjustments(14)	—	—	—	—	—	(553,334)

Total of non-GAAP adjustments	58,458	2,015	24,271	5,533	1,145	(567,611)

Non-GAAP	$(36,463)	$(26,543)	$(161,120)	$(11,565)	$394	$(11,726)

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Twelve Months Ended December 31, 2020

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Loss/(Gain) on Sale of Assets	Interest Expense	Other Expense	Loss on Debt Extinguishment	Income Tax Benefit (Expense)
GAAP as reported	$(532,695)	$(209,364)	$(973,227)	$4,883	$(59,616)	$3,388	$(31,856)	$(11,849)
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	—	47,223	2,008	—	—	(35)	—	—
Restructuring and realignment costs(2)	—	—	(141)	—	—	—	—	—
Amortization and step-up:
Intangible amortization expense(3)	254,337	—	811	—	—	—	—	—
Amortization of debt discount and deferred financing costs(4)	—	—	—	—	12,640	—	—	—
Impairment of long lived assets(5)	—	—	1,713	—	—	—	—	—
(Gain)/Loss on sale of assets(6)	—	—	—	(4,883)	—	—	—	—
Share-based compensation(7)	7,203	13,973	125,451	—	—	—	—	—
Depreciation(8)	339	104	23,860	—	—	—	—	—
Loss on debt extinguishment(15)	—	—	—	—	—	—	31,856	—
Upfront, progress and milestone payments related to license and collaboration agreements(9)	—	33,000	—	—	—	—	—	—
Fees related to refinancing activities (12)	—	—	54	—	—	—	—	—
Drug substance harmonization costs(10)	542	—	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(11)	—	—	—	—	—	—	—	(102,753)
Other non-GAAP income tax adjustments(14)	—	—	—	—	—	—	—	20,541

Total of non-GAAP adjustments	262,421	94,300	153,756	(4,883)	12,640	(35)	31,856	(82,212)

Non-GAAP	$(270,274)	$(115,064)	$(819,471)	$—	$(46,976)	$3,353	$—	$(94,061)

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Twelve Months Ended December 31, 2019

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Loss on Debt Extinguishment	Loss/(Gain) on Sale of Assets	Interest Expense	Other Income	Income Tax Benefit (Expense)
GAAP as reported	$(362,175)	$(103,169)	$(697,111)	$(58,835)	$(10,963)	$(87,089)	(944)	$593,244
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	1,115	(184)	101	—	—	—	2,524	—
Restructuring and realignment costs(2)	—	—	237	—	—	—	—	—
Amortization and step-up:
Intangible amortization expense(3)	229,614	—	810	—	—	—	—	—
Inventory step-up expense	89	—	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(4)	—	—	—	—	—	22,602		—
Impairment of long lived assets(5)	—	—	—	—	—	—	—	—
(Gain)/Loss on sale of assets(6)	—	—	—	—	10,963	—	—	—
Share-based compensation(7)	3,818	9,117	78,280	—	—	—	—	—
Depreciation(8)	630	13	6,090	—	—	—	—	—
Litigation settlements(16)	—	—	1,000	—	—	—	—	—
Upfront, progress and milestone payments related to license
and collaboration agreements(9)	—	9,073	—	—	—	—	—	—
Fees related to refinancing activities (12)	—	—	2,292	—	—	—	—	—
Loss on debt extinguishment(15)	—	—	—	58,835	—	—	—	—
Drug substance harmonization costs(10)	457	—	—	—	—	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(13)	1,076	—	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(11)	—	—	—	—	—	—	—	(66,568)
Other non-GAAP income tax adjustments(14)	—	—	—	—	—	—	—	(554,786)

Total of non-GAAP adjustments	236,799	18,019	88,810	58,835	10,963	22,602	2,524	(621,354)

Non-GAAP	$(125,376)	$(85,150)	$(608,301)	—	—	$(64,487)	$1,580	$(28,110)

NOTES FOR CERTAIN INCOME STATEMENT LINE ITEMS —   NON-GAAP

1.

Represents expenses, including legal and consulting fees, incurred in connection with our acquisitions and divestitures. Costs recovered from subleases of acquired facilities and reimbursed expenses incurred under transition arrangements for divestitures are also reflected in this line item. In addition, the year ended December 31, 2020 amounts include the Curzion acquisition payment of $45.0 million, which was recorded as a research and development expense.

2.	Represents expenses, including severance costs and consulting fees, related to restructuring and realignment activities.

3.

Intangible amortization expenses are associated with our intellectual property rights, developed technology and customer relationships related to TEPEZZA, KRYSTEXXA, RAVICTI, PROCYSBI, ACTIMMUNE, BUPHENYL, PENNSAID 2%, RAYOS, VIMOVO and MIGERGOT.

4.	Represents amortization of debt discount and deferred financing costs associated with our debt.

5.	During the year ended December 31, 2020, we recorded an impairment charge of $1.7 million related to the Novato, California office lease, which was obtained through an acquisition.

6.

During the year ended December 31, 2020, we completed the sale of rights to RAVICTI and BUPHENYL in Japan for cash proceeds of $5.4 million, and we recorded a gain of $4.9 million on the sale. During the year ended December 31, 2019, we recorded a loss of $11.0 million on the sale of our rights to MIGERGOT.

7.

Represents share-based compensation expense associated with our stock option, restricted stock unit and performance stock unit grants to our employees and non-employee directors, and our employee share purchase plan.

8.	Represents depreciation expense related to our property, equipment, software and leasehold improvements.

9.

During the year ended December 31, 2020, we incurred $30.0 million of an upfront cash payment related to a license agreement entered into with Halozyme. The upfront cash payment was paid in December 2020. In addition, we recognized a $3.0 million progress payment in relation to the collaboration agreement with HemoShear, which was paid in July 2020.

During the year ended December 31, 2019, we recorded upfront, progress and milestone payments related to license and collaboration agreements of $9.1 million which was composed of a $3.0 million milestone payment to Roche relating to the TEPEZZA BLA submission to the FDA during the third quarter of 2019, and an upfront cash payment of $2.0 million and a progress payment of $4.0 million in relation to the collaboration agreement with HemoShear.

10.

During the year ended December 31, 2016, we entered into a definitive agreement to acquire certain rights to interferon gamma-1b, marketed as IMUKIN in an estimated thirty countries primarily in Europe and the Middle East, or the IMUKIN purchase agreement. We already owned the rights to interferon gamma-1b marketed as ACTIMMUNE in the United States, Canada and Japan. In connection with the IMUKIN purchase agreement, we also committed to pay our contract manufacturer certain amounts related to the harmonization of the manufacturing processes for ACTIMMUNE and IMUKIN drug substance, or the harmonization program. At the time we entered into the IMUKIN purchase agreement and the harmonization program commitment was made, we had anticipated achieving certain benefits should the Phase 3 clinical trial evaluating ACTIMMUNE for the treatment of Friedreich’s ataxia, be successful. If the study had been successful and if U.S. marketing approval had subsequently been obtained, we had forecasted significant increases in demand for the medicine and the harmonization program would have resulted in significant benefits for us. Following our discontinuation of the Friedreich’s ataxia program, we determined that certain assets, including an upfront payment related to the IMUKIN purchase agreement, were impaired, and the costs under the harmonization program would no longer have benefit to us and should be expensed as incurred.

11.

Income tax adjustments on pre-tax non-GAAP adjustments represent the estimated income tax impact of each pre-tax non-GAAP adjustment based on the statutory income tax rate of the applicable jurisdictions for each non-GAAP adjustment.

12.	Represents arrangement and other fees relating to our refinancing activities.

13.	Represents expenses incurred relating to discontinuation of the Friedreich’s ataxia program and a reduction to previous charges recorded.

14.

During the year ended December 31, 2020, following the publication by the United States Department of Treasury and the Internal Revenue Service of the Anti-Hybrid Rules on April 8, 2020, we recorded a write-off of a deferred tax asset related to certain interest expense accrued to a foreign related party during the year ended December 31, 2019 and recognized a corresponding one-time tax provision, resulting in a non-GAAP tax adjustment of $15.2 million. We also recognized a U.S. federal tax liability on U.S. taxable income generated from an intra-company transfer of intellectual property from a U.S. subsidiary to an Irish subsidiary, which was partially offset by the recognition of a deferred tax asset in the Irish subsidiary, resulting in a non-GAAP tax adjustment of $5.3 million.

Other non-GAAP income tax adjustments during the year ended December 31, 2019, primarily reflect a tax benefit of $553.3 million resulting from an intra-company transfer of intellectual property assets to an Irish subsidiary.

15.

During the year ended December 31, 2020, we recorded a loss on debt extinguishment of $31.9 million in the condensed consolidated statements of comprehensive income (loss), which reflects the extinguishment of our Exchangeable Senior Notes.

During the year ended December 31, 2019, we recorded a loss on debt extinguishment of $58.8 million in the condensed consolidated statements of comprehensive income (loss), which reflected the early redemption premiums and the write-off of the deferred financing fees and debt discount fees related to the prepayment of $775.0 million of our 2023 Senior Notes and 2024 Senior Notes and the write-off of the deferred financing fees and debt discount fees related to the $400.0 million of term loan repayments.

16.	We recorded $1.0 million of expense during the year ended December 31, 2019 for litigation settlements.